      As filed with the Securities and Exchange Commission on July 17, 2000

                                                     Registration No. 333-38108

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         ANADARKO PETROLEUM CORPORATION
               (Exact name of issuer as specified in its charter)

           Delaware                                            76-0146568
    (State or jurisdiction of                                (I.R.S. Employer
    incorporation or organization)                           Identification No.)

                             17001 Northchase Drive
                            Houston, Texas 77060-2141
                                 (281) 875-1101
                    (Address of principal executive offices)

      1995 STOCK OPTION AND RETENTION STOCK PLAN OF UNION PACIFIC RESOURCES
                      GROUP INC. (AS AMENDED AND RESTATED)
                            (Full title of the Plan)

                             J. Stephen Martin, Esq.
                       Vice President and General Counsel
                             17001 Northchase Drive
                            Houston, Texas 77060-2141
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (281) 875-1101



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                         CALCULATION OF REGISTRATION FEE

    -------------------   --------------   ----------------   --------------   --------------------

      Title of Each                                             Proposed
         Class of                             Proposed           Maximum
        Securities           Amount            Maximum          Aggregate           Amount of
     To Be Registered         To Be        Offering Price       Offering        Registration Fee
           (1)             Registered         Per Share           Price                (2)
    -------------------   --------------   ----------------   --------------   --------------------
    Common stock,
    Par value $0.10       4,038,117
    per share             shares           N/A                N/A              N/A
    -------------------   --------------   ----------------   --------------   --------------------


(3) The number of shares registered is based on upon an estimate of the maximum number of shares of Anadarko Petroleum Corporation ("Anadarko" or the "Company") issuable upon exercise of options granted under the 1995 Stock Option and Retention Plan of Union Pacific Resources Group Inc. (as amended and restated) (the "Plan"). The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the "SEC") of the Preliminary Proxy Statement on Schedule 14A of Anadarko on May 19, 2000 and the Registration Statement on Form S-4 of Anadarko (File No. 333-38108) on May 30, 2000.

(4) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plan.

--------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT

        Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), hereby amends its Registration Statement on Form S-4 (File No. 333-38108), which was declared effective on May 31, 2000 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 4,038,117 shares of common stock, par value $0.10 per share, that are issuable by Anadarko upon the exercise of stock options granted under the 1995 Stock Option and Retention Stock Plan of Union Pacific Resources Group Inc. (as amended and restated) (the "Plan"). All such shares of Anadarko common stock were originally registered on the Form S-4.

        On July 14, 2000, Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko ("Merger Sub"), was merged with and into Union Pacific Resources Group, Inc., a Utah corporation ("UPR"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 2, 2000, among Anadarko, UPR and Merger Sub. Pursuant to the Merger Agreement, at the effective time of the merger, each share of common stock of UPR issued and outstanding prior to the effective time

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was converted into a fraction of a share of Anadarko common stock based on the exchange ratio of 0.455 share of Anadarko common stock for each share of UPR common stock exchanged in the Merger. In addition, each outstanding option to acquire shares of UPR common stock granted pursuant to the Plan was converted into an option to acquire shares of Anadarko common stock, as adjusted to reflect the exchange ratio.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.        Plan Information.

Item 2.        Registrant Information and Employee Plan Annual Information.

        The documents containing the information specified in Item 1 of Part I of Form S-8 and the statement of availability of registrant information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Post-Effective Amendment pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

        The SEC allows Anadarko to incorporate by reference the information that Anadarko discloses in its filings with the SEC. Incorporation by reference means that Anadarko can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that Anadarko files with the SEC will automatically update and supercede this information. The following documents previously filed by Anadarko with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 16, 2000 (as amended by a Form 10-K/A filed on June 22,
        2000);

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

(c)     Current Reports on Form 8-K filed on March 7, 2000 and April 5, 2000;
        and

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(d)     The description of Anadarko's common stock contained in Anadarko's
        Registration Statement on Form 8-A, filed on September 4, 1986, for registration of Anadarko's common stock.

        All documents filed by Anadarko pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Anadarko's restated certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed

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to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Anadarko's restated certificate of incorporation provides for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

        In addition, Anadarko has purchased and maintains directors' and officers' liability insurance.

Item 7.        Exemption From Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

5.1      Opinion of Wachtell, Lipton, Rosen & Katz (incorporated by reference to
               Exhibit 5.1 to the Registration Statement on Form S-4 filed by Anadarko on May 30, 2000, File No. 333-38108).

10.1     1995 Stock Option and Retention Stock Plan of Union Pacific Resources
               Group Inc. (as amended and restated) (incorporated by reference to Exhibit 10.7 to the Form 10-K/A filed on May 1, 2000 by UPR for the year ended December 31, 1999, File No. 1-13916).

23.1     Consent of KPMG LLP.

24.1     Powers of Attorney (incorporated by reference to Exhibit 24.1 to the
               Registration Statement on Form S-4 filed by Anadarko on May 30, 2000, File No. 333-38108).

Item 9.  Undertakings.

(a)     Anadarko hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-


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effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendmentany of the securities being registered which remain unsold at the termination of the offering; and,

        (4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 17th day of July 2000.

                                    ANADARKO PETROLEUM CORPORATION
                                    (Registrant)

                                    By:     /s/  ROBERT J. ALLISON, JR. *
                                            Robert J. Allison, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of July, 2000.

Signatures                                  Title

(i)     Principal executive officer:*

/s/  ROBERT J. ALLISON, JR.                 Chairman of the Board and
Robert J. Allison, Jr.                      Chief Executive Officer

(ii)    Principal financial officer:*

/s/  MICHAEL E. ROSE                        Senior Vice President, Finance and
Michael E. Rose                             Chief Financial Officer

(iii)   Principal accounting officer:*

/s/  JAMES R. LARSON                        Vice President and Controller
James R. Larson

(iv)    Directors:*

/s/  ROBERT J. ALLISON, JR.
Robert J. Allison, Jr.

/s/  CONRAD P. ALBERT
Conrad P. Albert


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/s/  LARRY BARCUS
Larry Barcus

/s/  RONALD BROWN
Ronald Brown

/s/  JAMES L. BRYAN
James L. Bryan

/s/  JOHN R. BUTLER, JR.
John R. Butler, Jr.

/s/  JOHN R. GORDON
John R. Gordon

/s/  JOHN N. SEITZ
John N. Seitz

*Signed on behalf of the Company and each of these persons:

By:     /s/  SUZANNE SUTER
        (Suzanne Suter, Attorney-in-Fact)


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